AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY
                           AGREEMENT

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 31st day
of    May   , 1997  is made by and among QUESTECH, INC., a
Virginia corporation ("QuesTech"), QUESTECH SERVICE COMPANY, a Virginia corporation formerly known as Engineering Resources, Inc. ("QTSC"), QUESTECH PACKAGING, INC., a Virginia corporation ("QTPI"; QuesTech, QTSC and QTPI are referred to individually as a "Borrower" and collectively as the "Borrowers") and SIGNET BANK, a Virginia banking corporation (the "Lender").

                             RECITALS

A. The Lender and the Borrowers entered into a Amended and Restated Loan and Security Agreement dated as of June 3, 1996 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Borrowers, and the Borrowers have agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrowers have requested that the Lender make certain modifications to the Agreement, including extending the Termination Date, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrowers and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

     SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

          2.1  Amendments to Section 1.  Section 1 of the
Agreement is amended by replacing the definition of the term
Termination Date in its entirety with the following definition:

               "Termination Date" means May 31, 1998, and any extension or extensions thereof granted by the Lender in its sole discretion.

          2.2  Amendment to Section 2.  Section 2 of the
Agreement is amended by replacing Paragraph 2.2 Interest in its entirety with the following paragraph:

               2.2 Interest. Each Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date such Loan is made until it becomes due, at a per annum rate equal to the Prime Rate. Payments of interest on each Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Loan. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder.

          2.3 Amendment to Section 5. Section 5 of the Agreement is amended by replacing Paragraph 5.12(c) Profitability in its entirety with the following paragraph:

               (c) Profitability. At all times, ensure that QuesTech's consolidated net income (after the payment or provision for payment of income taxes) as depicted in QuesTech's consolidated income statements required to be delivered to the Lender under the terms of this Agreement shall be at least One Dollar ($1).

SECTION 3.  Representations and Warranties of Borrowers.  The
Borrowers represent and warrant to the Lender that:

     (a) They have the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with the Borrower's corporate documents;

     (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrowers in accordance with their respective terms;

     (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

     (d) The Borrowers' obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

     (e) As of the date hereof, the Borrowers have no offsets or defenses against the payment of any of the Obligations.

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received this Amendment executed and completed by the Borrowers.

SECTION 6.  Miscellaneous.

     6.1 Reference To Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

     6.2 Effect on Loan Documents. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrowers under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrowers under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all Obligations are satisfied and completely discharged.

     6.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan
Documents.

     6.4 Costs, Expenses and Taxes. The Borrowers agree to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

     6.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

     IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                         QUESTECH, INC., a Virginia corporation
ATTEST:

J. P. O'Connell, Jr.     By: V. L. Salvatori
(Asst. Secretary)            Vincent L. Salvatori, Chairman
[corporate seal]



                         QUESTECH SERVICE COMPANY, a Virginia
                                   corporation
ATTEST:

J. P. O'Connell, Jr.     By: V. L. Salvatori
(Asst. Secretary)            Vincent L. Salvatori, Chairman
[corporate seal]




                         QUESTECH PACKAGING, INC., a Virginia
                                     corporation
ATTEST:

J. P. O'Connell, Jr.     By: V. L. Salvatori
(Asst. Secretary)            Vincent L. Salvatori, Chairman
[corporate seal]



                         SIGNET BANK, a Virginia banking
                         corporation


                         By: Loriana Cipolletti
                             Loriana Cipolletti, Vice President